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                                                              EXHIBIT 4b (78)


                       THE CLEVELAND ELECTRIC ILLUMINATING
                                     COMPANY




                                       TO




                            THE CHASE MANHATTAN BANK,
                                   as Trustee.





                      Seventy-Eighth Supplemental Indenture

                           Dated as of October 1, 1998

                   First Mortgage Bonds, 6.86% Series due 2008










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         Seventy-Eighth Supplemental Indenture, dated as of October 1, 1998, made by and between THE CLEVELAND ELECTRIC ILLUMINATING COMPANY, a corporation organized and existing under the laws of the State of Ohio (the "Company"), and THE CHASE MANHATTAN BANK (successor by merger to The Chase Manhattan Bank (National Association), which in turn was successor to Morgan Guaranty Trust Company of New York, formerly Guaranty Trust Company of New York), a corporation organized and existing under the laws of the State of New York (the "Trustee"), as Trustee under the Mortgage and Deed of Trust dated July 1, 1940, hereinafter mentioned:

                                    RECITALS

         In order to secure first mortgage bonds of the Company ("Bonds"), the Company has heretofore executed and delivered to the Trustee the Mortgage and Deed of Trust dated July 1, 1940 (the "1940 Mortgage") and seventy-seven supplemental indentures thereto ("Supplemental Indentures"); and

         The 1940 Mortgage, as supplemented and modified by said Supplemental Indentures and by this Seventy-Eighth Supplemental Indenture, will be hereinafter collectively referred to as the "Indenture" and this Seventy-Eighth Supplemental Indenture will be hereinafter referred to as "this Supplemental Indenture"; and

         The Indenture provides among other things that the Company, from time to time, in addition to the Bonds authorized to be executed, authenticated and delivered pursuant to other provisions therein, may execute and deliver additional Bonds to the Trustee and the Trustee shall thereupon authenticate and deliver such Bonds to or upon the order of the Company; and

         The Company has determined to create pursuant to the provisions of the Indenture a new series of first mortgage bonds designated as "First Mortgage Bonds, 6.86% Series due 2008" with the denominations, rate of interest, date of maturity, redemption provisions, exchange provisions and other provisions and agreements in respect thereof as in this Supplemental Indenture set forth; and

         The Company intends to create pursuant to the provisions of the Indenture another new series of first mortgage bonds (the "Exchange Bonds") with the denominations, rate of interest, date of maturity, redemption provisions, exchange provisions and other provisions and agreements in respect thereof as in another supplemental indenture set forth to be identical to the Bonds of this Series (except with respect to transfer restrictions), for which the Bonds of this Series will be exchangeable pursuant to the terms of a Registered Exchange Offer (capitalized terms not otherwise defined have the definitions assigned to them under Article IV herein); and

         The Company, in the exercise of the powers and authority conferred upon and reserved to it under the provisions of the Indenture, and pursuant to appropriate resolutions of its Board of Directors, has duly resolved and determined to make, execute and deliver to the Trustee this Supplemental Indenture in the form hereof for the purposes herein provided; and


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         All conditions and requirements necessary to make this Supplemental
Indenture a valid, binding and legal instrument have been done, performed and fulfilled and the execution and delivery hereof have been in all respects duly authorized.

         NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

         That The Cleveland Electric Illuminating Company, in consideration of the premises and of the mutual covenants herein contained and of the sum of One Dollar ($1.00) to it duly paid by the Trustee at or before the ensealing and delivery of these presents and for other valuable considerations, the receipt whereof is hereby acknowledged, hereby covenants and agrees to and with the Trustee and its successors in the Trust under the Indenture, for the benefit of those who shall hold the Bonds and coupons, if any, issued and to be issued thereunder and under this Supplemental Indenture as hereinafter provided, as follows:


                                    ARTICLE I

                              CONFIRMATION OF 1940
                      MORTGAGE AND SUPPLEMENTAL INDENTURES
                      ------------------------------------

         The 1940 Mortgage (as modified in Article V of the Supplemental Indenture dated December 1, 1947, Article V of the Supplemental Indenture dated May 1, 1954, Article V of the Supplemental Indenture dated March 1, 1958,
Article V of the Supplemental Indenture dated January 15, 1969, Article III of the Supplemental Indenture dated November 23, 1976 and Article III of the Supplemental Indenture dated April 15, 1985) and the Supplemental Indentures dated July 1, 1940, August 18, 1944, December 1, 1947, September 1, 1950, June 1, 1951, May 1, 1954, March 1, 1958, April 1, 1959, December 20, 1967, January
15, 1969, November 1, 1969, June 1, 1970, November 15, 1970, May 1, 1974, April
15, 1975, April 16, 1975, May 28, 1975, February 1, 1976, November 23, 1976,
July 26, 1977, September 27, 1977, May 1, 1978, September 1, 1979, April 1,
1980, April 15, 1980, May 28, 1980, June 9, 1980, December 1, 1980, July 28,
1981, August 1, 1981, March 1, 1982, July 15, 1982, September 1, 1982, November
1, 1982, November 15, 1982, May 24, 1983, May 1, 1984, May 23, 1984, June 27,
1984, September 4, 1984, November 14, 1984, November 15, 1984, April 15, 1985,
May 28, 1985, August 1, 1985, September 1, 1985, November 1, 1985, April 15,
1986, May 14, 1986, May 15, 1986, February 25, 1987, October 15, 1987, February
24, 1988, September 15, 1988, May 15, 1989, June 13, 1989, October 15, 1989,
January 1, 1990, June 1, 1990, August 1, 1990, May 1, 1991, May 1, 1992, July
31, 1992, January 1, 1993, February 1, 1993, May 20, 1993, June 1, 1993,
September 15, 1994, May 1, 1995, May 2, 1995, June 1, 1995, July 15, 1995,
August 1, 1995, June 15, 1997, August 1, 1997, October 15, 1997, and June 1,
1998, respectively, are hereby in all respects confirmed.

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                                   ARTICLE II

                        CREATION, PROVISIONS, REDEMPTION,
                PRINCIPAL AMOUNT AND FORM OF BONDS OF THIS SERIES
                -------------------------------------------------



         Section 2.01 The Company hereby creates a new series of Bonds to be issued under and secured by the Indenture and to be designated as "First Mortgage Bonds, 6.86% Series due 2008" of the Company and hereinabove and hereinafter called the "Bonds of this Series." The Bonds of this Series shall be executed, authenticated and delivered in accordance with the provisions of, and shall in all respects be subject to, all of the terms, conditions and covenants of the Indenture.



         Section 2.01 The Bonds of this Series shall be issued as fully registered Bonds only, without coupons, in the denominations of $1,000 or any multiple thereof.


         Section 2.03 (a) The Bonds of this Series shall be dated the date of authentication, shall mature on October 1, 2008, and shall bear interest from the time hereinafter provided at the rate of 6.86% per annum payable on April 1 and October 1 in each year starting on April 1, 1999 (each such date hereinafter called an "interest payment date") on and until maturity, or, in the case of any such Bonds duly called for redemption, on and until the redemption date, or in the case of any default by the Company in the payment of the principal due on any such Bonds, until the Company's obligation with respect to the payment of the principal shall be discharged as provided in the Indenture. Interest on any Bond of this Series will cease to accrue upon the exchange of such Bond for an Exchange Bond, and if the Record Date (hereinafter defined) for the interest payment date next following that exchange occurs after that exchange, the accrued and unpaid interest on that Bond of this Series will be payable to the Person in whose name such Exchange Bond is registered on that Record Date. Each Bond of this Series will bear Additional Interest (as defined below) as and to the extent required under and in accordance with Section 2.03(e) hereof.


         (b) The Bonds of this Series shall be payable as to principal (and premium, if any) and interest at the agency of the Company in the Borough of Manhattan, The City of New York, in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts, or, at the option of the Company, payment of interest or Additional Interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register; provided that payment by wire transfer of immediately available funds shall be required with respect to principal of, and interest and Additional Interest, if any, on all Global Bonds (as hereinafter defined) and all other Bonds the Holders of which shall have provided written wire transfer instructions to the Company or the Paying Agent.

         (c) Except as hereinafter provided, each Bond of this Series shall bear interest from the most recent date to which interest has been paid or, if no interest has been paid, then from October 1, 1998, until the principal of such Bond is paid. Interest on the Bonds of this Series shall be computed on the basis of twelve 30-day months and a 360-day year.

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         (d) The interest payable on any interest payment date shall be paid to the respective persons in whose names the Bonds of this Series shall be registered at the close of business on the Record Date next preceding such interest payment date, notwithstanding the cancellation of any such Bond upon any transfer or exchange thereof subsequent to such Record Date and prior to such interest payment date; provided, however, that, if and to the extent the Company shall default in the payment of the interest due on such interest payment date (other than an interest payment date that is a redemption date or maturity date), such defaulted interest shall be paid to the respective persons in whose names such outstanding Bonds of this Series are registered at the close of business on a date (the "Subsequent Record Date") not less than 10 days nor more than 30 days next preceding the date of payment of such defaulted interest, such Subsequent Record Date to be established by the Company by notice given by mail by or on behalf of the Company to the registered owners of Bonds of this Series not less than 10 days next preceding such Subsequent Record Date. If any interest payment date should fall on a day that is not a business day, then such interest payment date shall be the next succeeding business day.

         (c) (i) Additional interest (the "Additional Interest") with respect to the Bonds of this Series will accrue as follows if any of the following events occurs (each event identified in clause (A), (B) or (C) below, a "Failure to Register"):

                                    (A) If by the 150th day after the date of
                  the original issue of the Bonds of this Series (that date of issue, the "Closing Date"), neither the Exchange Offer Registration Statement nor a Shelf Registration Statement has been filed with the Securities and Exchange Commission (the "Commission") under the Securities Act;

                                    (B) If by the 180th day after the Closing
                  Date, the Registered Exchange Offer has not been consummated and, if required in lieu thereof, the Shelf Registration Statement has not been declared effective by the Commission; or

                                    (C) If, after the 180th day after the
                  Closing Date and after either the Exchange Offer Registration Statement or the Shelf Registration Statement is declared effective, (1) that Registration Statement thereafter ceases to be effective prior to completion of the Registered Exchange Offer or the sale of all the Transfer Restricted Bonds registered pursuant to the Shelf Registration Statement, as the case may be; or (2) that Registration Statement or the related prospectus ceases to be usable in connection with resales of Transfer Restricted Bonds during the periods specified in the Registration Agreement (except as permitted in paragraph (ii) of this paragraph (e)) because either (x) any event occurs as a result of which the related prospectus forming part of that Registration Statement would include any untrue statements of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or (y) it shall be necessary to amend that Registration Statement, or supplement the related prospectus, to comply with the Securities Act or the Exchange Act or the respective rules thereunder.

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                  Additional Interest shall accrue on the Bonds of this Series over and above the interest set forth in the title of the Bonds of this Series from and including the date on which any such Failure to Register shall occur to but excluding the date on which such Failures to Register have been cured, at a rate of 0.50% per annum.

                  (ii) A Failure to Register referred to in Section 2.03(e)(i)(C) is deemed not to be continuing in relation to a Registration Statement or the related prospectus if (A) that Failure to Register has occurred solely as a result of (x) the filing of a post-effective amendment to that Registration Statement to incorporate annual audited financial information with respect to the Company, when such post-effective amendment is not yet effective and needs to be declared effective to permit Holders to use the related prospectus or
         (y) the occurrence of other material events or developments with respect to the Company or its Affiliates (as defined in the Securities
         Act) that would need to be described in that Registration Statement or the related prospectus, and (B) in the case of clause (y), the Company is proceeding promptly and in good faith to amend or supplement that Registration Statement and related prospectus to describe those events or, in the case of material developments that the Company determines in good faith must remain confidential for business reasons, the Company is proceeding promptly and in good faith to take such steps as are necessary so that those developments need no longer remain confidential, but in any case, if any Failure to Register (including any referred to in clause (x) or (y), above) continues for a period in excess of 45 days, Additional Interest will be payable in accordance with the above paragraph from the day following the last day of that 45-day period until the date on which that Failure to Register is cured.

                  (iii) Any Additional Interest payable will be payable on the regular interest payment dates with respect to the Bonds of this Series, in the same manner as the manner in which regular interest is payable. The amount of Additional Interest for any period will be determined by multiplying the applicable Additional Interest rate by the principal amount of the applicable Bonds of this Series, multiplied by a fraction, the numerator of which is the number of days that Additional Interest rate was applicable during that period (determined on the basis of a 360-day year comprised of twelve 30-day months), and the denominator of which is 360.

                  (iv) For all purposes of the Indenture, this Supplemental Indenture and the Bonds of this Series, the Trustee is permitted to assume for all purposes that Additional Interest is not due in respect of a Bond of this Series until such time as the Company shall deliver an Officer's Certificate to the Trustee stating that Additional Interest is due in respect of Bonds of this Series (such Officer's Certificate to also state the date on which Additional Interest began to accrue). Upon receipt of such an Officer's Certificate, the Trustee is permitted to assume for all purposes that Additional Interest shall be due as set forth in such Officer's Certificate until such time as such Officer's Certificate shall be superseded by a subsequent Officer's Certificate pursuant to this Section 2.03 stating that Additional Interest is no longer due in respect of the Bonds of this Series (such Officer's Certificate to also state the date on which Additional Interest ceased to accrue). Absent receipt by it of an Officer's Certificate specifying that Additional Interest has begun accruing or an Officer's Certificate that Additional Interest is no longer accruing, the Trustee shall not be charged with knowledge of such matters unless a Responsible

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          Officer of the Trustee assigned to the Corporate Trustee
          Administration of the Trustee (or any successor division or department of the Trustee) shall have actual knowledge that a Failure to Register has occurred and is continuing, or has been cured, as applicable.

         (f) The term "Record Date" shall mean, with respect to any interest payment date of any Bond of this Series, the close of business on the fifteenth day (whether or not a business day at the place of payment) of the calendar month next preceding such interest payment date.


         Section 2.04 The Bonds of this Series shall be redeemable as provided in this Article II, subject to the provisions contained in Article IV of the Indenture and the form of Bond of this Series.

         Section 2.05 (a) The Bonds of this Series will be redeemable as a whole or in part, at the option of the Company at any time, at a redemption price equal to the greater of (1) 100% of their principal amount and (2) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus thirty-seven and one-half [37.5] basis points, plus, in the case of each of clause (1) and (2), accrued interest to the date of redemption.

         (b) For purposes of this Section 2.05, the following terms shall have the meanings set forth below:

                  "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term ("Remaining Life") of the series of Bonds to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Bonds.

                  "Independent Investment Banker" means Morgan Stanley & Co. Incorporated or, if such firm is unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing selected by the Company.

                  "Comparable Treasury Price" means (1) the average of four Reference Treasury Dealer Quotations for such redemption date after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

                  "Reference Treasury Dealer" means (1) Morgan Stanley & Co. Incorporated, and Credit Suisse First Boston Corporation and their respective successors, provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in The City of New York (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer and (2) any other Primary Treasury Dealer selected by the Independent Investment Banker after consultation with the Company.

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                  "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m. New York City time, on the third Business Day preceding such redemption date.

                  "Treasury Rate" means, with respect to any redemption date,
         (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519)", or any successor publication which is published weekly by the Federal Reserve and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Treasury Rate shall be calculated on the third Business Day preceding the redemption date.


         Section 2.06 Subject to the applicable provisions of the Indenture, written notice of redemption of Bonds of this Series pursuant to this Supplemental Indenture shall be given by the Trustee by mailing to each registered owner of such Bonds to be redeemed a notice of such redemption, first class postage prepaid, at its last address as it shall appear upon the books of the Company for the registration and transfer of such Bonds. Any notice of redemption shall be mailed at least 30 days, but no more than 60 days, prior to the redemption date. In the event of partial redemption of Bonds of this Series, the Trustee shall select the Bonds of this Series to be redeemed, subject to the provisions of this Supplemental Indenture, in such manner as the Trustee shall deem appropriate and fair.


         Section 2.07 Any Bonds of this Series at any time purchased or otherwise acquired by the Company shall be surrendered to the Trustee for cancellation and the Trustee shall forthwith cancel the same.


         Section 2.08 All Bonds of this Series redeemed as provided in Sections 2.04, 2.05 and 2.06 shall be surrendered to the Trustee for cancellation and the Trustee shall forthwith cancel the same. In the event that part of a Bond of this Series shall be redeemed as provided in said Sections 2.04, 2.05 and 2.06, the registered owner may, at its option, surrender such Bond to the Trustee for cancellation, in which event the Trustee shall cancel such Bond and the Company shall execute and the Trustee shall authenticate and deliver to the registered owner Bonds of this Series in such authorized denominations as shall be specified by the registered owner in an

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aggregate principal amount equal to the unpaid balance of the principal amount of such surrendered Bond of this Series.


         Section 2.09 The aggregate principal amount of Bonds of this Series which may be authenticated and delivered hereunder shall not exceed $125,000,000, except as otherwise provided in the Indenture.


         Section 2.10 (a)(1) Bonds of this Series offered and sold to a QIB in reliance on Rule 144A under the Securities Act ("Rule 144A"), as provided in the Placement Agreement, shall be issued initially in the form of one or more permanent global securities in definitive, fully registered form without interest coupons with the global bonds legend and the restricted bonds legend set forth below (each, a "Restricted Global Bond"), which shall be deposited on behalf of the Purchasers with the Trustee, at its New York office, as Securities Custodian, and registered in the name of the Depository or a nominee of the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of each Restricted Global Bond may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee, as the case may be, as hereinafter provided.


                  (ii) Bonds of this Series offered and sold in reliance on Regulation S under the Securities Act ("Regulation S"), as provided in the Placement Agreement, shall be issued initially in the form of one or more permanent global securities in definitive, fully registered form without interest coupons with the global bonds legend and the restricted bonds legend set forth below (each, a "Regulation S Global Bond" and, together with the Restricted Global Bonds, the "Global Bonds"), which shall be deposited on behalf of the Purchasers with the Trustee, at its New York office, as Securities Custodian, and registered in the name of the Depository or a nominee of the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided. Prior to the 40th day after the Closing Date, beneficial interests in the Regulation S Global Bond may only be held for the accounts of designated agents holding on behalf of the Euroclear System ("Euroclear") or Cedel Bank ("Cedel"). Following the 40th day after the Closing Date, beneficial interests in the Regulation S Global Bond may be held through Euroclear, Cedel or other participants having accounts at the Depository. The aggregate principal amount of each Regulation S Global Bond may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee, as the case may be, as hereinafter provided.


                  (iii) Members of, or participants in, the Depository ("Agent Members") shall have no rights under this Supplemental Indenture or the Indenture with respect to any Global Bond held on their behalf by the Depository or by the Trustee as the Securities Custodian or under such Global Bond, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Bond for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent

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


         Members, the operation of customary practices of such Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Bond.


                  (iv) The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "Management Regulations" and "Instructions to Participants" of Cedel shall be applicable to interests in the Regulations S Global Bonds that are held by Agent Members through Euroclear or Cedel. The Trustee shall have no obligation to notify Holders of any such procedures or to monitor or enforce compliance with the same.

         (c) Except as provided in this Section 2.10 or Article II, owners of beneficial interests in Global Bonds will not be entitled to receive physical delivery of Bonds of this Series. Purchasers of Bonds of this Series who are Institutional Accredited Investors and are not QIBs and did not purchase Bonds of this Series sold in reliance on Regulation S will receive Definitive Bonds; provided, however, that upon transfer of such Definitive Bonds to a QIB or in accordance with Regulation S, such Definitive Bonds will, unless the relevant Global Bond has previously been exchanged, be exchanged for an interest in a Global Bond pursuant to the provisions of Article II.

         (d) The form of the fully registered Bonds of this Series, and of the Trustee's certificate of authentication thereon, shall be substantially as follows:

                         [FORM OF FULLY REGISTERED BOND]

                              [Global Bonds Legend]

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE CLEVELAND ELECTRIC ILLUMINATING COMPANY ("COMPANY") OR ITS AGENTS FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         TRANSFERS OF THIS GLOBAL BOND SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL BOND SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO BELOW.


                            [Restricted Bonds Legend]

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THIS BOND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE
"SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN "INSTITUTIONAL ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS BOND IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT, IF IT IS A PURCHASER OTHER THAN A FOREIGN PURCHASER OUTSIDE THE UNITED STATES, IT WILL NOT, WITHIN THE TIME PERIOD REFERRED TO IN RULE 144(k) UNDER THE SECURITIES ACT AS IN EFFECT WITH RESPECT TO SUCH TRANSFER, RESELL OR OTHERWISE TRANSFER THIS BOND EXCEPT (A) TO THE COMPANY, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS BOND (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE) AND IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF BONDS AT THE TIME OF TRANSFER OF LESS THAN $100,000, AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS BOND IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS BOND WITHIN THE TIME PERIOD REFERRED TO ABOVE, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH BELOW RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE. IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION", "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE

TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS SECURITY IN VIOLATION OF THE FOREGOING RESTRICTIONS.

         Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

                   THE CLEVELAND ELECTRIC ILLUMINATING COMPANY

                Incorporated under the laws of the State of Ohio
                        FIRST MORTGAGE BOND, 6.86% SERIES
                                    Due 2008

No.                                                                $125,000,000


         THE CLEVELAND ELECTRIC ILLUMINATING COMPANY, a corporation organized and existing under the laws of the State of Ohio (hereinafter called the "Company," which term shall include any successor corporation as defined in the Indenture hereinafter referred to), for value received, hereby promises to pay to __________________________, or registered assigns, the sum of _____________________________Dollars ($___________) or the aggregate unpaid principal amount hereof, whichever is less, on October 1, 2008, in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts, and to pay interest on the unpaid principal amount hereof in like coin or currency from the time hereinafter provided, at the rate per annum specified in the title hereof, plus Additional Interest (as hereinafter defined), if any, such interest to be payable on April 1 and October 1 in each year starting on April 1, 1999 (each such date herein called an "interest payment date"), and on and until the date of maturity of this Bond, or, if this Bond shall be duly called for redemption, on and until the redemption date, or, if the Company shall default in the payment of the principal amount of this Bond, until the Company's obligation with respect to the payment of such principal shall be discharged as provided in said Indenture. Interest and Additional Interest, if any, on this Bond shall be computed on the basis of twelve 30-day months and a 360-day year. Except as hereinafter provided, this Bond shall bear interest and Additional Interest, if any, from the most recent date to which interest has been paid or, if no interest has been paid, then from the date of initial authentication of this Bond, until the principal of this Bond has been paid or duly provided for. Subject to certain exceptions provided in said Indenture, the interest and Additional Interest, if any, payable on any interest payment date shall be paid to the person in whose name this Bond shall be registered at the close of business on the Record Date (as hereinafter defined) or, in the case of defaulted interest, on a day preceding the date of payment thereof established by notice to the registered owner of this Bond in the manner and to the person as provided in the Supplemental Indenture.

         Principal of and interest and Additional Interest, if any, on this Bond are payable at the agency of the Company in the Borough of Manhattan, The City of New York, or, at the option of the Company, payment of interest or Additional Interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register; provided that payment by wire transfer of immediately available funds shall be required with respect to principal of, and interest and Additional Interest, if any, if this Bond is held on behalf of the beneficial owners hereof by a Securities Custodian or Depository or if the Holder of this Bond is the Holder of Bonds of this Series in the aggregate principal amount of at least $100,000 and such Holder shall have provided written wire transfer instructions to the Company or the Paying Agent.

         Interest on this Bond shall cease to accrue upon the exchange of this Bond for an Exchange Bond (as defined in the Supplemental Indenture) in like principal amount and having substantially identical terms to this Bond pursuant to a registered exchange offer (hereinafter described). If the Record Date for the interest payment date next following the exchange of this Bond occurs after the exchange of this Bond, the accrued and unpaid interest on this Bond will be payable to the Person in whose name the Exchange Bond is registered on that Record Date.

         This Bond is one of the duly authorized Bonds of the Company (herein called the "Bonds"), all issued and to be issued under and equally secured by a Mortgage and Deed of Trust dated July 1, 1940, executed by the Company to Guaranty Trust Company of New York (subsequently Morgan Guaranty Trust Company of New York and then The Chase Manhattan Bank (National Association)), now succeeded by The Chase Manhattan Bank, as Trustee (herein called the "Trustee"), and all indentures supplemental thereto (said Mortgage as so supplemented herein called the "Indenture") to which reference is hereby made for a description of the properties mortgaged and pledged, the nature and extent of the security, the rights of the registered owner or owners of the Bonds and of the Trustee in respect thereof, and the terms and conditions upon which the Bonds are, and are to be, secured. The Bonds may be issued in series, for various principal sums, may mature at different times, may bear interest at different rates and may otherwise vary as in the Indenture provided. This Bond is one of a series designated as the First Mortgage Bonds, 6.86% Series due 2008 (herein called the "Bonds of this Series") limited, except as otherwise provided in the Indenture, in aggregate principal amount to $125,000,000, issued under and secured by the Indenture and described in the Seventy-Eighth Supplemental Indenture dated as of October 1, 1998, between the Company and the Trustee (herein called the "Supplemental Indenture").

         Pursuant to the Registration Agreement by and between the Company and the Purchasers, the Company will be obligated to consummate an exchange offer pursuant to which the Holders of the Bonds of this Series shall have the right to exchange the Bonds of this Series for Exchange Bonds, which are to be registered under the Securities Act, in like principal amount and having identical terms as the Bonds of this Series except with respect to transfer restrictions. If the exchange offer is not accomplished, the Company will be obligated to file a shelf registration statement to cover resales of the Bonds of this Series under certain circumstances. The Holders of the Bonds of this Series shall be entitled to receive certain additional interest payments ("Additional Interest") in the event such exchange offer is not consummated, the shelf registration statement is not filed and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Agreement, as defined in the Supplemental Indenture.

         The Bonds of this Series are redeemable as a whole or in part, at the option of the Company at any time, as provided in Article II of the Supplemental Indenture, at a redemption price equal to the greater of (1) 100% of their principal amount and (2) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in the Supplemental Indenture) plus thirty-seven and one-half [37.5] basis points, plus, in the case of each of clause (1) and (2), accrued interest to the date of redemption.

         Any redemption of the Bonds of this Series shall be made after written notice has been given by the Trustee by mailing to each registered owner of such Bonds to be redeemed a notice of such redemption, first class postage prepaid, at its last address as it shall appear upon the books of the Company for the registration and transfer of such Bonds. Any notice of redemption shall be mailed at least 30 days, but no more than 60 days, prior to the redemption date. In the event of partial redemption of Bonds of this Series, the Trustee shall select the Bonds of this Series to be redeemed, subject to the provisions of the Indenture, in such manner as the Trustee shall deem appropriate and fair. Any notice of redemption of the Bonds of this Series may be conditional on the Company depositing funds with the Trustee, or irrevocably directing the Trustee to apply moneys held by it, sufficient to pay the redemption price thereof, and if such funds are not so deposited or such direction is not given, such notice shall be of no effect.

         To the extent permitted by and as provided in the Indenture, modifications or alterations of the Indenture, or of any indenture supplemental thereto, and of the rights and obligations of the Company and of the holders of the Bonds and coupons may be made with the consent of the Company by an affirmative vote of not less than 60% in principal amount of the Bonds entitled to vote then outstanding, at a meeting of Bondholders called and held as provided in the Indenture, and, in case one or more but less than all of the series of Bonds then outstanding under the Indenture are so affected, by an affirmative vote of not less than 60% in principal amount of the Bonds of any series entitled to vote then outstanding and affected by such modification or alteration; provided, however, that no such modification or alteration shall be made which will affect the terms of payment of the principal of or interest on this Bond. In the Nineteenth Supplemental Indenture dated November 23, 1976 between the Company and the Trustee, the Company has reserved the right to make certain modifications of the Indenture, not including modifications which will affect the status of payment of the principal of or interest on this Bond, without any vote, consent or other action by the holders of Bonds of any series established in the Nineteenth Supplemental Indenture or in any subsequent supplemental indenture.

         If an event of default, as defined in the Indenture, shall occur, the principal of all the Bonds at any such time outstanding under the Indenture may be declared or may become due and payable, upon the conditions and in the manner and with the effect provided in the Indenture. The Indenture provides that such declaration may in certain events be waived by the holders of a majority in principal amount of the Bonds outstanding.

         The term "Record Date" shall mean, with respect to any interest payment date of any Bond of this Series, the close of business on the fifteenth day (whether or not a business day at the place of payment) of the calendar month next preceding such interest payment date.

         Subject to the limitations provided in the Indenture, this Bond, with or without others of the same series, may be exchanged for one or more new fully registered Bonds of the same series of other authorized denominations but of the same aggregate principal amount; without charge except for any tax or taxes or other governmental charges incidental to such exchange and subject to the terms and conditions set forth in the Indenture. Except as otherwise provided herein with respect to the payment of interest, the Company, the agencies of the Company and the Trustee may deem and treat the person in whose name this Bond is registered as the absolute owner hereof for the purpose of receiving any payment and for all other purposes.


         No recourse shall be had for the payment of the principal of or the interest or Additional Interest, if any, on this Bond, or for any claim based hereon or on the Indenture or any indenture supplemental thereto, against any incorporator, or against any stockholder, director or officer, past, present or future, of the Company, or of any predecessor or successor corporation, as such, either directly or through the Company or any such predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability, whether at common law, in equity, by any constitution or statute or otherwise, of incorporators, stockholders, directors or officers being released by every owner hereof by the acceptance of this Bond and as part of the consideration for the issue hereof, and being likewise released by the terms of the Indenture.

         This Bond shall not be entitled to any benefit under the Indenture or any indenture supplemental thereto, or become valid or obligatory for any purpose, until the Trustee under the Indenture, or a successor trustee thereto under the Indenture, shall have signed the form of certificate of authentication endorsed hereon.

         IN WITNESS WHEREOF, The Cleveland Electric Illuminating Company has caused this Bond to be signed in its name by its President or a Vice President (whose signature may be manual or a facsimile thereof) and its corporate seal (or a facsimile thereof) to be hereto affixed and attested by its Secretary or an Assistant Secretary (whose signature may be manual or a facsimile thereof).

Dated:                                      THE CLEVELAND ELECTRIC ILLUMINATING
                                              COMPANY


Attest:                                     By:  ______________________________

---------------------
Secretary


              [FORM OF TRUSTEE'S OF CERTIFICATE OF AUTHENTICATION]

         This Bond is one of the Bonds of the series designated and described in the within-mentioned Indenture and Supplemental Indenture.

                                            THE CHASE MANHATTAN BANK, TRUSTEE

                                            By: _______________________________
                                                Authorized Officer

------------------------------------------------------------------------------

                                 ASSIGNMENT FORM

To assign this Bond, fill in the form below:

         I or we assign and transfer this Bond to

------------------------------------------------------------------------------
(Print or type assignee's name, address and zip code)

-------------------------------------------------------------------------------
(Insert assignee's Soc. Sec. or Tax I.D. No.)

And irrevocably appoint_______________________________________________________
agent to transfer this Bond on the books of the Company. The agent may substitute another to act for him.


-------------------------------------------------------------------------------


Date:  ________________________    Your Signature:  _________________________


------------------------------------------------------------------------------
Sign exactly as your name appears on the other side of this Bond.

In connection with any transfer of any of the Bonds evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act of 1933 after the later of the date of original issuance of such Bonds and the last date, if any, on which such Bonds were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Bonds are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

(1)     [  ] to the Company; or

(2)     [  ] pursuant to an effective registration statement under the
             Securities Act of 1933; or

(3)     [  ] inside the United States to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

(4)     [  ] outside the United States in an offshore transaction
             within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933; or

(5)     [  ]   inside the United States to an institutional "accredited
               investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of
               Regulation D under the Securities Act of 1933) that, prior to such transfer, furnishes to the Trustee a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Trustee) and, if such transfer is in respect of an aggregate principal amount of Bonds at the time of transfer of less than $100,000, an opinion of counsel reasonably acceptable to the Company that such transfer is in compliance with the restrictions set forth in the legend on the Bonds; or

(6)     [  ]   pursuant to another available exemption from registration
               provided by Rule 144 under the Securities Act of 1933.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Bonds evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (4), (5) or (6) is checked, the Trustee may require, prior to registering any such transfer of the Bonds, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act.


                                    ------------------------------------------
                                    Signature



---------------------------         -------------------------------------------
Signature Guarantee:                (Signature must be guaranteed by an
                                    "eligible guarantor institution" meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent
                                    Medallion Program ("STAMP") or such other
                                    "signature guarantee program" as may be
                                    determined by the Security Registrar in
                                    addition to, or in substitution for, STAMP, all in accordance with the Securities
                                    Exchange Act of 1934, as amended.)

              TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED.

                  The undersigned represents and warrants that it is purchasing this Bond for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.



Dated:  _____________________    _______________________________________________
                                 NOTICE:  To be executed by an executive officer

                        [TO BE ATTACHED TO GLOBAL BONDS]

                SCHEDULE OF INCREASES OR DECREASES IN GLOBAL BOND

                      The following increases or decreases in this Global Bond have been made:

                   Amount of             Amount of                                      Signature of
                   decrease in          increase in            Principal amount of    authorized officer
                 Principal Amount     Principal Amount          this Global Bond        of Trustee or
Date of             of this            of this Global            following such           Securities
Exchange          Global Bond                Bond            Decrease Or Increase          Custodian
--------          -----------                ----            --------------------          ---------




                     [END OF FORM OF FULLY REGISTERED BOND]



                                  ARTICLE III

                         TRANSFER AND EXCHANGE OF BONDS
                         ------------------------------


         Section 3.01 Transfer and Exchange of Definitive Bonds. When Definitive Bonds are presented to the Security Registrar with a request to register the transfer of such Definitive Bonds or to exchange such Definitive Bonds for an equal principal amount of Definitive Bonds of other authorized denominations, the Security Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Bonds surrendered for transfer or exchange:


         (a) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Security Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and


         (b) are being transferred or exchanged pursuant to an effective registration statement under the Securities Act pursuant to Section 3.02, or pursuant to clause (i), (ii) or (iii) below, and are accompanied by the following additional information and documents, as applicable:


                  (i) if such Definitive Bonds are being delivered to the Security Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in the form set forth on the reverse of the Bond); or


                  (ii) if such Definitive Bonds are being transferred to the Company, a certification to that effect (in the form set forth on the reverse of the Bond); or

                  (iii) if such Definitive Bonds are being transferred (x) pursuant to an exemption from registration in accordance with Rule 144,
         (y) in reliance on another exemption from the registration requirements of the Securities Act or (z) to an Institutional Accredited Investor that is acquiring the Bond for its own account, or for the account of such an Institutional Accredited Investor, in each case for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act: (A) a certification to that effect (in the form set forth on the reverse of the Bond) and (B) in the case of clause (y), an Opinion of Counsel from such Holder or the transferee reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act and (C) in the case of clause (z), if the aggregate principal amount of such Definitive Bonds being transferred is less than $100,000, an opinion of counsel addressed to the Company as to the compliance with the restrictions set forth in the legend set forth in Section 2.10.

         Section 3.02 RESTRICTIONS ON TRANSFER OF A DEFINITIVE BOND FOR A BENEFICIAL INTEREST IN A GLOBAL BOND. A Definitive Bond may not be exchanged for a beneficial interest in a Global Bond except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Bond, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:


         (a) certification, in the form set forth on the reverse of the Bond, that such Definitive Bond is being transferred (A) to a QIB in accordance with Rule 144A, or (B) outside the United States in an offshore transaction within the meaning of Regulation S and in compliance with Rule 904 under the Securities Act; and


         (b) written instructions directing the Trustee to make, or to direct the Securities Custodian to make, an adjustment on its books and records with respect to the Restricted Global Bond or the Regulation S Global Bond, as the case may be, to reflect an increase in the aggregate principal amount of the Bonds represented by such Global Bond, such instructions to contain information regarding the Depository account (or in the case of the Regulation S Global Bond only, the Euroclear or Cedel account) to be credited with such increase, then the Trustee shall cancel such Definitive Bond and cause, or direct the Securities Custodian to cause, in accordance with the standing instructions and procedures existing between the Depository and the Securities Custodian (including the rules of Euroclear and Cedel, if applicable), the aggregate principal amount of Bonds represented by the Restricted Global Bond or the Regulation S Global Bond, as the case may be, to be increased by the principal amount of the Definitive Bond to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in such Global Bond equal to the principal amount of the Definitive Bond so canceled. If no Global Bonds are then outstanding, the Company shall issue and the Trustee shall authenticate, pursuant to a Company Order, a new Restricted Global Bond or Regulation S Global Bond, as the case may be, in the appropriate principal amount.

         Section 3.03 TRANSFER AND EXCHANGE OF GLOBAL BONDS AND BENEFICIAL INTERESTS THEREIN.

         (a) The transfer and exchange of Global Bonds or beneficial interests therein shall be effected through the Depository in accordance with this Supplemental Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depository therefor, including the rules and procedures of Euroclear and Cedel, if applicable. A transferor of a beneficial interest in a Global Bond shall deliver to the Security Registrar a written order given in accordance with the Depository's procedures containing information regarding the Euroclear, Cedel or other participant account of the Depository to be credited with a beneficial interest in the Global Bond. The Security Registrar shall, in accordance with such instructions instruct the Depository to credit to the account of the Person specified in such instructions a beneficial interest in the Global Bond and to debit the account of the Person making the transfer the beneficial interest in the Global Bond being transferred.

                  Transfers of beneficial interests in the Global Bonds to Persons required to take delivery in the form of an interest in another Global Bond shall be permitted as follows:


                  (i) RESTRICTED GLOBAL BOND TO REGULATION S GLOBAL BOND. If, at any time, an owner of a beneficial interest in a Restricted Global Bond deposited with the Depository (or with the Trustee as custodian for the Depository) wishes to transfer its beneficial interest in such Restricted Global Bond to a Person who is required or permitted to take delivery thereof in the form of an interest in a Regulation S Global Bond, such owner shall, subject to the Depository's procedures, exchange or cause the exchange of such interest for an equivalent beneficial interest in a Regulation S Global Bond as provided in this
         Section 3.03(a)(i). Upon receipt by the Trustee of (1) instructions given in accordance with the Depository's procedures from an Agent Member directing the Trustee to credit or cause to be credited a beneficial interest in the Regulation S Global Bond in an amount equal to the beneficial interest in the Restricted Global Bond to be exchanged, (2) a written order given in accordance with the Depository's procedures containing information regarding the Agent Member account with the Depository and the Euroclear or Cedel account to be credited with such increase, and (3) a certificate given by the owner of such beneficial interest stating that the transfer of such interest has been made in compliance with the transfer restriction applicable to the Global Bonds and pursuant to and in accordance with Rule 903 or Rule 904 of Regulation S, then the Security Registrar shall instruct the Depository to reduce or cause to be reduced the aggregate principal amount at maturity of the applicable Restricted Global Bond and to increase or cause to be increased the aggregate principal amount at maturity of the applicable Regulation S Global Bond by the principal amount at maturity of the beneficial interest in the Restricted Global Bond to be exchanged or transferred, to credit or cause to be credited to the account of the Person specified in such instructions, a beneficial interest in the Regulation S Global Bond equal to the reduction in the aggregate principal amount at maturity of the Restricted Global Bond, and to debit, or cause to be debited, from the account of the Person making such exchange or transfer the beneficial interest in the Restricted Bond that is being exchanged or transferred.


                  (ii) REGULATION S GLOBAL BOND TO RESTRICTED GLOBAL BOND. If, at any time, after the expiration of the 40-day restricted period (as defined in Regulation S), an owner of a beneficial interest in a Regulation S Global Bond deposited with the Depository (or with the Trustee as custodian for the Depository) wishes to transfer its beneficial interest in such Regulation S Global Bond to a Person who is required or permitted to take delivery thereof in the form of an interest in a Restricted Global Bond, such owner shall, subject to the Depository's procedures, exchange or cause the exchange of such interest for an equivalent beneficial interest of a Restricted Global Bond as provided in this Section 3.03(a)(ii). Upon receipt by the Trustee of (1) instructions from Euroclear or Cedel, if applicable, and the Depository, directing the Security Registrar to credit or cause to be credited a beneficial interest in the Restricted Global Bond equal to the beneficial interest in the Regulation S Global Bond to be exchanged, such instructions to contain information regarding the Agent Member account with the Depository to be credited with such increase,
         (2) a written order given in accordance with the Depository's procedures containing information regarding the participant account of the Depository and (3) a certificate given by the owner of such beneficial interest stating (A) if the transfer is pursuant to Rule 144A, that the Person transferring such interest in a Regulation S Global Bond reasonably believes that the Person acquiring such interest in the Regulation S Global Bond is a QIB and is obtaining such beneficial interest in a transaction meeting the requirement of Rule 144A and any applicable blue sky or securities laws of any state of the United States, (B) that the transfer complies with the requirements of Rule 144 under the Securities Act, or (C) if the transfer is pursuant to any other exemption from the registration requirements of the Securities Act, that the transfer of such interest has been made in compliance with the transfer restrictions applicable to the Global Bonds and pursuant to and in accordance with the requirements of the exemption claimed, such statement to be supported by an Opinion of Counsel from the transferee or the transferor in form reasonably acceptable to the Company and to the Security Registrar and in each case, in accordance with any applicable securities laws of any state of the United States or any other applicable jurisdiction, then the Security Registrar shall instruct the Depository to reduce or cause to be reduced the aggregate principal amount at maturity of such Regulation S Global Bond and to increase or cause to be increased the aggregate principal amount at maturity of the applicable Restricted Global Bond by the principal amount at maturity of the beneficial interest in the Regulation S Global Bond to be exchanged or transferred, and the Security Registrar shall instruct the Depository, concurrently with such reduction, to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the applicable Restricted Global Bond equal to the reduction in the aggregate principal amount at maturity of such Regulation S Global Bond and to debit or cause to be debited from the account of the Person making such transfer the beneficial interest in the Regulation S Global Bond that is being exchanged or transferred.


         (b) Notwithstanding any other provisions of this Supplemental Indenture (other than the provisions set forth in Section 3.09), a Global Bond may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.


         (c) The Company shall promptly advise the Trustee as to the commencement of the Registered Exchange Offer or the effectiveness of the Shelf Registration Statement and the Trustee may rely conclusively thereon.

         (d) In the event that a Global Bond is exchanged for Bonds in definitive registered form pursuant to this Supplemental Indenture or Article II of the Indenture, prior to the consummation of a Registered Exchange Offer or the effectiveness of a Shelf Registration Statement with respect to such Bonds, such Bonds may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 3.03 (including the certification requirements set forth on the reverse of the Bonds of this Series intended to ensure that such transfers comply with Rule 144A or Regulation S, as the case may be) and such other procedures as may from time to time be adopted by the Company.

         Section 3.04 TRANSFER OF A BENEFICIAL INTEREST IN A GLOBAL BOND FOR A DEFINITIVE BOND.


         (a) Subject to Section 3.03(b), any Person having a beneficial interest in a Transfer Restricted Bond that is a Global Bond may transfer such beneficial interest to an Institutional Accredited Investor that is acquiring the Bond for its own account, or for the account of such an Institutional Accredited Investor, in each case for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act; provided, however, that any written order or such other form of instructions as is customary for the Depository, from the Depository or its nominee on behalf of any Person having a beneficial interest in such Global Bond, shall be accompanied by (i) a certification from the transferee or transferor with respect to the transfer (in the form set forth on the reverse of the Bond) and such other certifications as the Trustee may reasonably request and (ii) if the aggregate principal amount of the applicable Global Bond being transferred is less than $100,000, an opinion of counsel addressed to the Company as to the compliance with the restrictions set forth in the legend described in Section 3.05(a). Upon receipt by the Trustee of such information and documents, the Trustee or the Securities Custodian, at the direction of the Trustee, will cause, in accordance with the standing instructions and procedures existing between the Depository and the Securities Custodian, including the rules and procedures of Euroclear or Cedel, if applicable, the aggregate principal amount of the applicable Global Bond to be reduced on its books and records and, following such reduction, the Company will execute and the Trustee will authenticate and deliver to the transferee a Definitive Bond.


         (b) Definitive Bonds issued in exchange for a beneficial interest in a Global Bond pursuant to this Section 3.04 shall be registered in such names and in such authorized denominations as Euroclear or Cedel, if applicable, and the Depository, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Definitive Bonds to the Persons in whose names such Bonds are so registered in accordance with the instructions of the Depository.

         Section 3.05        LEGENDS.


         (a) Except as permitted by the following paragraphs (b), (c) and (d), each Bond certificate evidencing the Global Bonds and the Definitive Bonds (and all Bonds issued in exchange or in substitution therefor) shall bear the restricted Bonds legend set forth in Section 2.10 ("Restricted Bonds Legend").

         (b) Upon any sale or transfer of a Transfer Restricted Bond (including any Transfer Restricted Bond represented by a Global Bond) pursuant to Rule 144 under the Securities Act:


                  (i) in the case of any Transfer Restricted Bond that is a Definitive Bond, the Security Registrar shall permit the Holder thereof to exchange such Transfer Restricted Bond for a certificated Bond that does not bear the Restricted Bonds Legend and rescind any restriction on the transfer of such Transfer Restricted Bond; and


                  (ii) in the case of any Transfer Restricted Bond that is represented by a Global Bond, the Security Registrar shall permit the Holder thereof to exchange such Transfer Restricted Bond for a certificated Bond that does not bear the Restricted Bonds Legend and rescind any restriction on the transfer of such Transfer Restricted Bond, if the Holder certifies in writing to the Security Registrar that its request for such exchange was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Bond).


         (c) After a transfer of any Bonds of this Series under and in the manner described in a Shelf Registration Statement with respect to such Bonds of this Series, all requirements pertaining to legends on such Bond of this Series will cease to apply, the requirements requiring any such Bond of this Series issued to certain Holders to be issued in global form will cease to apply, and a certificated Bond of this Series without legends will be available to the transferee of the Holder of such Bonds of this Series upon exchange of such transferring Holder's certificated Bond of this Series or directions to transfer such Holder's interest in the Global Bond, as applicable.


         (d) Upon the consummation of a Registered Exchange Offer with respect to the Bonds of this Series pursuant to which Holders of such Bonds of this Series are offered Exchange Bonds in exchange for their Bonds of this Series, all requirements pertaining to such Bonds of this Series that Bonds of this Series issued to certain Holders be issued in global form will cease to apply and certificated Bonds of this Series with the Restricted Bonds Legend set forth in Section 2.10 will be available to Holders of such Bonds of this Series that do not exchange their Bonds of this Series, and Exchange Bonds in certificated or global form will be available to Holders that exchange such Bonds of this Series in such Registered Exchange Offer.


         Section 3.06 CANCELLATION OR ADJUSTMENT OF GLOBAL BOND. At such time as all beneficial interests in a Global Bond have either been exchanged for certificated Bonds, redeemed, repurchased or canceled, such Global Bond shall be returned to the Depository for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Bond is exchanged for certificated Bonds, redeemed, repurchased or canceled, the principal amount of Bonds represented by such Global Bond shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Securities Custodian for such Global Bond) with respect to such Global Bond, by the Trustee or the Securities Custodian, to reflect such reduction.

         Section 3.07 OBLIGATIONS WITH RESPECT TO TRANSFERS AND EXCHANGES OF BONDS.

         (a) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Definitive Bonds and Global Bonds at the Security Registrar's request.


         (b) No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith provided, however, that the Company shall pay any and all transfer tax, assessments, or similar governmental charges payable in connection with the Registered Exchange Offer.


         (c) Prior to the due presentation for registration of transfer of any Bond, the Company, the Trustee, the Paying Agent or the Security Registrar may deem and treat the Person in whose name a Bond is registered as the absolute owner of such Bond for the purpose of receiving payment of principal of and interest on such Bond and for all other purposes whatsoever, whether or not such Bond is overdue, and none of the Company, the Trustee, the Paying Agent or the Security Registrar shall be affected by notice to the contrary.


         (d) All Bonds issued upon any transfer or exchange pursuant to the terms of this Supplemental Indenture and the Indenture shall evidence the same debt and shall be entitled to the same benefits under this Supplemental Indenture and the Indenture as the Bonds surrendered upon such transfer or exchange.

         Section 3.08 NO OBLIGATION OF THE TRUSTEE.


         (a) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Bond, a member of, or a participant in the Depository or other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Bonds or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Bonds. All notices and communications to be given to the Holders and all payments to be made to Holders under the Bonds shall be given or made only to or upon the order of the registered Holders (which shall be the Depository or its nominee in the case of a Global Bond). The rights of beneficial owners in any Global Bond shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.


         (b) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Supplemental Indenture or the Indenture or under applicable law with respect to any transfer of any interest in any Bond (including any transfers between or among Depository participants, members or beneficial owners in any Global Bond) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Supplemental Indenture or the Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

         Section 3.09 ISSUANCE OF DEFINITIVE BONDS.


         (a) A Global Bond deposited with the Depository or with the Securities Custodian pursuant to Section 2.10 shall be transferred to the beneficial owners thereof in the form of Definitive Bonds in an aggregate principal amount equal to the principal amount of such Global Bond, in exchange for such Global Bond, only if such transfer complies with Section 3.03 and (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for such Global Bond or if at any time such Depository ceases to be a "clearing agency" registered under the Exchange Act and a successor depositary is not appointed by the Company within 90 days of such notice, (ii) an Event of Default has occurred and is continuing or (iii) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Definitive Bonds under this Supplemental Indenture.


         (b) Any Global Bond that is transferable to the beneficial owners thereof pursuant to this Section 3.09 shall be surrendered by the Depository to the Trustee located in New York, New York, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Bond, an equal aggregate principal amount of Definitive Bonds of authorized denominations. Any portion of a Global Bond transferred pursuant to this Section 3.09 shall be executed, authenticated and delivered only in denominations of $1,000 and any integral multiple thereof and registered in such names as the Depository shall direct. Any Definitive Bond delivered in exchange for an interest in the Global Bond shall, except as otherwise provided by Section 3.05, bear the restricted bonds legend set forth in Section 2.10.


         (c) Subject to the provisions of this Section 3.09, the registered Holder of a Global Bond may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action that a Holder is entitled to take under this Supplemental Indenture or the Indenture or the Bonds.


         (d) In the event of the occurrence of any of the events specified in
Section 3.09(a), the Company will promptly make available to the Trustee a reasonable supply of Definitive Bonds in definitive, fully registered form without interest coupons.


                                   ARTICLE IV

                                   DEFINITIONS
                                   -----------


         Section 4.01 DEFINITIONS. For the purposes of this Supplemental Indenture the following terms shall have the meanings indicated below:

         "Definitive Bond" means a certificated Bond of this Series which may be held by an Institutional Accredited Investor in accordance with Section 2.10(c).

         "Depository" means The Depository Trust Company, New York. New York, its nominees and their respective successors.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Exchange Bonds" has the meaning set forth in the fifth paragraph under "RECITALS."

          "Exchange Offer Registration Statement" has the meaning set forth in
Section 1 of the Registration Agreement.

         "Institutional Accredited Investor" means an institutional "accredited investor" as described in Rule 501(a) (1), (2), (3) or (7) under the Securities Act.

         "Paying Agent" means The Chase Manhattan Bank.

         "Placement Agreement" means the Placement Agreement dated September 29, 1998 between the Company and the Purchasers.

         "Purchasers" means Morgan Stanley & Co. Incorporated, Credit Suisse First Boston Corporation and McDonald & Company Securities, Inc.

         "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

         "Registered Exchange Offer" means the offer by the Company, pursuant to the Registration Agreement, to certain Holders of Bonds of this Series, to issue and deliver to such Holders, in exchange for the Bonds of this Series, a like aggregate principal amount of Exchange Bonds registered under the Securities Act.

         "Registration Agreement" means the Registration Agreement dated September 29, 1998 between the Company and the Purchasers.

         "Registration Statement" means each of the Exchange Offer Registration Statement and the Shelf Registration Statement.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Securities Custodian" means the custodian with respect to a Global Bond (as appointed by the Depository), or any successor Person thereto and shall initially be the Trustee.

         "Shelf Registration Statement" means any registration statement filed by the Company in connection with the offer and sale of Bonds of this Series pursuant to the Registration Agreement.

         "Transfer Restricted Bonds" means each Definitive Bond and each Bond that bears or is required to bear the legend described in Section 3.05 until (i) the date on which that Bond has been exchanged by a person other than a broker-dealer for a freely transferrable Exchange Bond in the Registered Exchange Offer; (ii) following the exchange by a broker-dealer in the Registered Exchange Offer of a Transfer Restricted Bond for an Exchange Bond, the date on which that Exchange Bond is sold to a purchaser who receives from that broker-dealer on or prior to the date of that sale a copy of the prospectus contained in the Exchange Offer Registration Statement; (iii) the date on which that Bond has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement; or (iv) the date on which that Bond is distributed to the public pursuant to Rule 144 under the Securities Act or is saleable pursuant to Rule 144(k) under the Securities Act.



                                    ARTICLE V

                                   THE TRUSTEE
                                   -----------


         The Trustee hereby accepts the trusts hereby declared and provided upon the terms and conditions in the Indenture set forth and upon the terms and conditions set forth in this Article V.


         The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or the due execution hereof by the Company or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely. In general, each and every term and condition contained in Article XIII of the Indenture shall apply to this Supplemental Indenture with the same force and effect as if the same were herein set forth in full, with such omissions, variations and modifications thereof as may be appropriate.


                                   ARTICLE VI

                            MISCELLANEOUS PROVISIONS
                            ------------------------

         This Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

                                    EXECUTION

         IN WITNESS WHEREOF, said The Cleveland Electric Illuminating Company has caused this Supplemental Indenture to be executed on its behalf by its President or one of its Vice Presidents and its corporate seal to be hereto affixed and said seal and this Supplemental Indenture to be attested by its Corporate Secretary or an Assistant Secretary, and said The Chase Manhattan Bank, in evidence of its acceptance of the trust hereby created, has caused this Supplemental Indenture to be executed on its behalf by one of its Vice Presidents or one of its Corporate Trust Officers, and its corporate seal to be hereto affixed and said seal and this Supplemental Indenture to be attested by one of its Assistant Secretaries, all as of the day and year first above written.


                                 THE CLEVELAND ELECTRIC ILLUMINATING COMPANY


                                 By:/s/ Richard H. Marsh
                                    ------------------------------------------
                                       Richard H. Marsh, Vice President

Attest:


/s/ Nancy C. Ashcom
-----------------------------------------
Nancy C. Ashcom, Corporate Secretary


Signed, sealed and acknowledged by
The Cleveland Electric Illuminating Company in the presence of


/s/ Thomas C. Navin
-----------------------------------------
Thomas C. Navin



/s/ Cynthia A. Laflame
-----------------------------------------
Cynthia A. Laflame

                                THE CHASE MANHATTAN BANK, AS TRUSTEE


                                By:/s/ James P. Freeman
                                   --------------------------------------------
                                      James P. Freeman, Assistant Vice President


Attest:


/s/ R. Lorenzen
-----------------------------------
R. Lorenzen, Senior Trust Officer

Signed, sealed and acknowledged by
The Chase Manhattan Bank
in the presence of


/s/ W. Keenan
-----------------------------------
W. Keenan


/s/ Melissa Goldsmith
-----------------------------------
Melissa Goldsmith

As witnesses

STATE OF OHIO

COUNTY OF SUMMIT

          On this 1st day of October, 1998, before me personally appeared Richard H. Marsh and Nancy C. Ashcom, to me personally known, who being by me severally duly sworn, did say that they are a Vice President and the Corporate Secretary, respectively, of The Cleveland Electric Illuminating Company, that the seal affixed to the foregoing instrument is the corporate seal of said corporation and that said instrument was signed and sealed in behalf of said corporation by authority of its Board of Directors; and said officers severally acknowledged said instrument to the free act and deed of said corporation.


                                       /s/ Susie M. Hoisten
                                       --------------------------
                                       Notary Public
                                       Susie M. Hoisten
                                       Residence - Summit County
                                       State Wide Jurisdiction, Ohio
                                       My Commission expires November 19, 2001

STATE OF NEW YORK

COUNTY OF NEW YORK


          On this 1st day of October, 1998, before me personally appeared James
P. Freeman and R. Lorenzen, to me personally known, who being by me severally duly sworn, did say that they are a Vice President and a Senior Trust Officer, respectively, of The Chase Manhattan Bank, that the seal affixed to the foregoing instrument is the corporate seal of said corporation and that said instrument was signed and sealed in behalf of said corporation by authority of its Board of Directors; and said officers severally acknowledged said instrument to the free act and deed of said corporation.


                                                     /s/ Annabelle Deluca
                                                    ---------------------------
                                                     Notary Public
                                                     Annabelle DeLuca








         This instrument prepared by: FirstEnergy Corp., 76 South Main Street, Akron, Ohio 44308.